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EXHIBIT 4.10

CONFIDENTIAL
February 21, 2013

Coca-Cola HBC AG,
Baarerstrasse 14,
CH-6300 Zug,
Switzerland.

RE:	Letter Agreement with regard to Share Exchange Offer for the Shares of Coca-Cola Hellenic Bottling Company S.A

Dear Sirs:

        Reference is made to the proposed share exchange offer (excluding for these purposes any Greek statutory sell-out or Greek statutory buy-out procedure, the "Share Exchange Offer") announced by Coca-Cola HBC A.G., a Swiss corporation ("CCHBC"), for all of the ordinary shares of Coca-Cola Hellenic Bottling Company S.A, a Greek corporation ("CCH").

        In connection with the Share Exchange Offer, (a) CCH, (b) Kar-Tess Holding ("Kar-Tess") and (c) Atlantic Industries, Refreshment Products Services Incorporated, Barlan, Incorporated, The Coca-Cola Export Corporation and Coca-Cola Overseas Parent Limited (collectively, the "TCCC Entities") each hereby agree that, effective upon the receipt by each of Kar-Tess and the TCCC Entities, or their assigns, of shares of CCHBC in settlement of the Share Exchange Offer, that certain Relationship Agreement, dated August 29, 2000 (the "Relationship Agreement"), among the TCCC Entities, Kar-Tess and CCH shall terminate without further action on their part.

        Kar-Tess, the TCCC Entities and CCHBC Grouping, Inc. each further agree that, effective upon receipt by each of Kar-Tess and the TCCC Entities, or their assigns, of shares of CCHBC in settlement of the Share Exchange Offer, that certain Amended and Restated Shareholders' Agreement, dated December 19, 2008 (the "Shareholders' Agreement"), among Kar-Tess, the TCCC Entities and CCHBC Grouping, Inc. shall terminate without further action on their part.

        Each party confirms that, as of the date hereof, it is not aware of any breach of the Relationship Agreement or Shareholders' Agreement by any other party.

        The Coca-Cola Company, the TCCC Entities, CCHBC Grouping, Inc. and Kar-Tess each hereby confirm to CCHBC that they do not consider that they are acting in concert in relation to CCHBC and that no agreement or understanding (formal or informal) exists between The Coca-Cola Company, any of the TCCC Entities or CCHBC Grouping, Inc., on the one hand, and Kar-Tess, on the other hand, in relation to the future governance or control of CCHBC.

Signature Pages Follow

        Each party has caused this letter agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

COCA-COLA HBC AG
By:	/s/ ROBERT RYAN RUDOLPH
	Name:	Robert Ryan Rudolph
	Title:	Director
By:	/s/ CLAUDIA GOEBEL
	Name:	Claudia Goebel
	Title:	Director

Signature Page to Letter Agreement

        Each party has caused this letter agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

COCA-COLA HELLENIC BOTTLING COMPANY S.A.
By:	/s/ JAN GUSTAVSSON
	Name:	Jan Gustavsson
	Title:	General Counsel
By:	/s/ MICHALIS IMELLOS
	Name:	Michalis Imellos
	Title:	Chief Financial Officer

Signature Page to Letter Agreement

        Each party has caused this letter agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

KAR-TESS HOLDING
By:	/s/ DANIELLE SCHROEDER
	Name:	Danielle Schroeder
	Title:	Manager
By:	/s/ ROBERT RYAN RUDOLPH
	Name:	Robert Ryan Rudolph
	Title:	Manager

Signature Page to Letter Agreement

        Each party has caused this letter agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

THE COCA-COLA COMPANY
By:	/s/ CHRISTOPHER P. NOLAN
	Name:	Christopher P. Nolan
	Title:	Vice President
THE COCA-COLA EXPORT CORPORATION
By:	/s/ CHRISTOPHER P. NOLAN
	Name:	Christopher P. Nolan
	Title:	Vice President
BARLAN INC.
By:	/s/ CHRISTOPHER P. NOLAN
	Name:	Christopher P. Nolan
	Title:	Vice President
ATLANTIC INDUSTRIES
By:	/s/ CHRISTOPHER P. NOLAN
	Name:	Christopher P. Nolan
	Title:	Vice President
COCA-COLA OVERSEAS PARENT LTD
By:	/s/ CHRISTOPHER P. NOLAN
	Name:	Christopher P. Nolan
	Title:	Vice President
REFRESHMENT PRODUCT SERVICES INC.
By:	/s/ CHRISTOPHER P. NOLAN
	Name:	Christopher P. Nolan
	Title:	Vice President
CCHBC GROUPING, INC.
By:	/s/ CHRISTOPHER P. NOLAN
	Name:	Christopher P. Nolan
	Title:	Vice President

Signature Page to Letter Agreement

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